EXHIBIT 4.1
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                          FIRST AMENDMENT TO INDENTURE


                                  FIRST AMENDMENT TO INDENTURE (this "First
                             Amendment") dated as of October 29, 1999, among ALEC HOLDINGS, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H :

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of May 14, 1999, providing for the issuance of an aggregate principal amount of up to $46,928,435 of 13% Senior Discount Debentures due 2011 (the "Securities");

          WHEREAS, the Company intends to change its name from "ALEC Holdings, Inc." to "Alaska Communications Systems Group, Inc.";

          WHEREAS, the parties to the Indenture wish to permit the Company the option to make cash interest payments under the Indenture on or prior to May 15, 2004;

          WHEREAS, pursuant to Sections 9.01 and 9.02 of the Indenture, the Trustee and the Company are authorized to execute and deliver this First Amendment;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. Name Change. Subject to Section 6 hereof, all references to "ALEC Holdings, Inc." in the Indenture shall henceforward be deemed references to "Alaska Communications Systems Group, Inc."

          2. Cash Interest Payments. Subject to Section 6 hereof:

          (a) the definition of "Accreted Value" set forth in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

          "Accreted Value" means, for each $1,000 face amount of Securities, as of any date of determination, the sum of (i) the initial offering price of each Security and (ii) that portion of the excess of the principal amount of each Security over such initial offering price which shall have accreted thereon, such amount to be so accreted on a daily basis and compounded semiannually on each May 15 and November 15 at the rate of 13% per annum from the date of issuance of the Securities through such date of determi-
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          nation; provided, however, that Accreted Value shall not include, and there shall be no accretion pursuant to clause (ii) of the foregoing sentence on, an amount equal to the amount of cash interest payments made on or prior to May 15, 2004 pursuant to Section 1 of the Securities with respect to the period for which such amount is paid. The Accreted Value will cease to accrete on and after May 14, 2004.

          (b) the definition of "principal" set forth in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

          "principal" of a Security means, prior to May 14, 2004, the Accreted Value and, from and after May 14, 2004, the Accreted Value as of May 14, 2004 plus the premium, if any, payable on the Security that is due or overdue.

          (c) Each of Section 1(a) of Exhibit A to the Indenture and Section 1 of Exhibit B to the Indenture is hereby amended and restated in its entirety as follows:

          "ALASKA COMMUNICATIONS SYSTEMS GROUP, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "Holdings"), promises to pay cash interest on the principal amount of this Security at the rate of 13% per annum after May 14, 2004. Prior to May 15, 2004 interest on the principal amount of the Security shall accrete as provided in the Indenture (as defined below) under the definition of "Accreted Value." Holdings shall pay cash interest in arrears semiannually on May 15 and November 15 of each year commencing November 15, 2004; provided, however, that, prior to such date, Holdings shall have the right, in its sole discretion, to pay cash interest semiannually on May 15 and November 15 of each year with respect to the immediately preceding semiannual interest period in lieu of Accreted Value for such period; provided, further, however that the Security shall continue to accrete value for the periods, and in the amount, it otherwise would for any periods, and in the amount, for which cash interest is not paid. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Holdings shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful."

          3. Notice and Method of Redemption. Subject to Section 6 hereof:

          (a) In connection with the Company's planned initial public offering of its common stock (the "IPO"), the Holders hereby waive their right to at least 30 days' prior written notice of a redemption under Section 3.03 of the Indenture and in lieu thereof consent to at least 10 days' prior written notice.

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          (b) In connection with the Company's planned IPO, the Trustee, at the request of the Company and the Holders, hereby (i) waives its right to at least 60 days' prior written notice of a redemption under Section 3.01 of the Indenture and in lieu thereof consents to at least 10 days' prior written notice, (ii) consents under Section 3.01 of the Indenture to a reduction, from no fewer than 15 days to no fewer than 10 days, in the amount of time that must pass between the date of such notice of redemption and the record date for such redemption and (iii) agrees that it shall select the Securities to be redeemed pro rata pursuant to Section 3.02 of the Indenture.

          4. Section 4.06(3)(c) of the Indenture. The words "Senior Subordinated" in the third sentence of Section 4.06(3)(c) of the Indenture shall be deleted and in lieu thereof the words "Pari Passu" shall be inserted.

          5. Ratification of Indenture; First Amendment Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Amendment shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          6. Conditions to Effectiveness. This First Amendment shall become effective as of the date first written above when the Trustee shall have received written consents hereto from each of DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and DLJ ESC II L.P. (collectively, the "DLJ
Entities"), provided, however, that (i) Section 1 hereof shall not be effective until the Company's Board and stockholders have approved the name change, the Company has filed a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware reflecting such name change, and such name change has become effective and (ii) Sections 2 and 3 hereof shall not be effective until (A) the Company's consummation of the planned IPO on or prior to March 31, 2000 and (B) Amendment No. 1, dated as of October 29, 1999, to the Credit Agreement dated as of May 14, 1999, among the Company, Alaska Communications Systems Holdings, Inc., the lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Canadian Imperial Bank of Commerce, as Syndication Agent, and Credit Suisse First Boston Corporation, as Documentation Agent (the "Credit Agreement Amendment"), has become effective pursuant to the terms thereof; it being understood that Sections 1, 2 and 3 hereof shall be void and have no effect if (in the case of Section 1) the aforementioned name change is not so effected or (in the case of Sections 2 and 3) the IPO is not consummated on or prior to March 31, 2000 and the Credit Agreement Amendment does not become effective pursuant to the terms thereof.

          7. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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          8. Representations. (a) The DLJ Entities represent and warrant that they hold all of the outstanding Securities.

          (b) The Trustee makes no representation as to the validity or sufficiency of this First Amendment.

          9. Counterparts. The parties may sign any number of copies of this First Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

          10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed as of the date first above written.

                                          ALEC HOLDINGS, INC. (to be renamed
                                           Alaska Communications Systems
                                           Group, Inc.),

                                          By:/s/ Michael E. Holmstrom
                                             ------------------------
                                             Name: Michael E. Holmstrom
                                             Title: Senior Vice President and
                                                    Chief Financial Officer


                                          THE BANK OF NEW YORK, as Trustee,

                                          By: /s/ Walter N. Gitlin
                                              --------------------
                                              Name: Walter N. Gitlin
                                              Title: Vice President


AGREED AND CONSENTED TO:

DLJ Investment Partners, L.P.,
   By DLJ Investment Partners, Inc.,
      Its General Partner

By: /s/ Ivy Dodes
    -------------
    Name: Ivy Dodes
    Title: Vice President

DLJ Investment Funding, Inc.,

By: /s/ Ivy Dodes
    -------------
    Name: Ivy Dodes
    Title: Vice President

DLJ ESC II L.P.,
   DLJ LBO Plans Management Corporation,
      Its General Partner

By: /s/ Ivy Dodes
    -------------
    Name: Ivy Dodes
    Title: Vice President